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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section l3 or l5(d) of the
                        Securities Exchange Act of l934


Date of Report (Date of earliest event reported)  June 25, 1996



                              SLM INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter





Delaware                        34-0-19596                13-36-32297
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(State of other juris-         (Commission               (I.R.S. Employer
diction of incorporation)      File Number)              Identification No.)




30 Rockefeller Plaza                                  New York, New York 10020
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(Address of principal executive offices)                    (Zip Code)




                                  212-332-1610
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              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

                          On June 26, 1996, SLM International, Inc., and six of
its subsidiaries (collectively, the "Company"), which filed for relief under chapter 11 of the Federal Bankruptcy Code in the District of Delaware on October 24, 1995, announced that it had entered into an agreement with its Unsecured Creditors' Committee on a term sheet (the "Term Sheet") setting forth the material provisions of a Plan of Reorganization. The Unsecured Creditors' Committee represents the Company's Senior Noteholders, as well as the Company's trade creditors.

                 The Term Sheet specifies that the Plan of Reorganization will contain the following treatment for creditors and equity security holders:

                 o The Company's secured creditors will receive at least $10 million in cash and up to $65 million in senior secured notes, the terms of which have not yet been determined, in exchange for $75 million of secured indebtedness.

                 o The Company's unsecured creditors will receive 6.2 million shares of new common stock representing, at the time of issuance, 100% of the distributed equity in the Reorganized Company, subject to dilution upon the exercise of the warrants distributed to equity security holders, in exchange for approximately $120 million of unsecured indebtedness.


                 o The Company's equity security holders (currently holding 18,859,679 shares of Common Stock) will receive a total of 300,000 5-year warrants to purchase an aggregate of 300,000 shares of new common stock currently expected to be at an exercise price above the initial value of the new common stock. The warrants would be exercisable at an enterprise valuation of $175 million. In addition, the warrant holders will have the option to receive an aggregate payment of $500,000 upon cancellation of such warrants in connection with a sale of the Company for more than $140 million.

                 The Term Sheet, which is predicated upon a Company valuation of $130 million exclusive of cash for distribution under a Plan of Reorganization, also provides for other terms.

                 The Bankruptcy Court, at a hearing held on June 12, 1996, continued the Company's exclusive right to propose a Plan of Reorganization for an additional 60-day period, ending August





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11, 1996.  The Company expects to file a definitive Plan of Reorganization including the terms of the term sheet within such 60-day period.

         The provisions set forth in the Term Sheet are subject to change in advance of the filing of the definitive Plan of Reorganization as a result of continuing negotiations with the Company's Unsecured Creditors Committee and the Company's Secured Creditor Group. The Secured Creditors Group has not agreed to the term sheet and has indicated that it currently intends to oppose its approval in Bankruptcy Court. In addition, the effectiveness of the Plan of Reorganization is subject to, among other things, the Bankruptcy Court's prior approval of a Disclosure Statement describing the provisions and effect of the Plan of Reorganization (which has not yet been filed with the Bankruptcy Court), a creditor and equity security holder vote on such plan and Bankruptcy Court approval of such plan. Completion of this process will take at least three months and may take longer unless the Plan of Reorganization is accepted by voting constituencies and the approval of such plan is not subject to material opposition. There is no assurance that the Company will reach agreement on a definitive Plan of Reorganization, that any constituent group will vote in favor of the plan or that such plan will be approved by the Bankruptcy Court. The Company, therefore, is not presently able to predict when the chapter 11 case will be concluded or on what basis.

Item 7.          Exhibits.

(c)      Exhibits

         1. Letter, dated June 25, 1996, from the Company to the Official Committee of Unsecured Creditors of SLM International, Inc.





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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   SLM INTERNATIONAL, INC.
                                                         (Registrant)


                                               ---------------------------------
                                                            (Signature)
                                               John A. Sarto
                                               Vice President and Chief
                                               Financial Officer



Date:  June 26, 1996





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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SLM INTERNATIONAL, INC.
                                      ---------------------------------------
                                          (Registrant)


                                      /s/ John A. Sarto
                                      ---------------------------------------
                                           (Signature)
                                      John A. Sarto
                                      Vice President and Chief
                                      Financial Officer



Date:  June 26, 1996





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                                 EXHIBIT INDEX


No.
- ---

1. Letter, dated June 25, 1996, from the Company to the Official Committee of Unsecured Creditors of SLM International, Inc.